UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) August 3, 2017 (July 31, 2017)

Travelport Worldwide Limited

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-36640 (Commission File No.)	98-0505105 (I.R.S. Employer Identification Number)

Axis One, Axis Park Langley, Berkshire, SL3 8AG, United Kingdom (Address of principal executive office)

Registrant's telephone number, including area code +44-1753-288-000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 31, 2017, we entered into an amendment (“Amendment No. 4”) among Travelport Finance (Luxembourg) S.à r.l. (the “Borrower”), Travelport Limited (“Holdings”), the Revolving Credit Lenders (as defined in Amendment No. 4) and Goldman Sachs Bank USA (“Goldman”) to our credit agreement, dated as of September 2, 2014 (as amended by the Incremental Amendment to Credit Agreement, dated as of January 16, 2015, Amendment No. 2 to Credit Agreement, dated as of June 23, 2016, and Amendment No. 3 to Credit Agreement, dated as of January 19, 2017, the “Credit Agreement”). Amendment No. 4, among other things, (i) amended the maturity date of the revolving credit loans to September 2, 2022; provided that such maturity date automatically converts to March 2, 2021 unless, as of March 2, 2021, each of the then outstanding class(es) of term loans has a maturity date on or after December 2, 2022, (ii) increased the revolving credit commitments by $25,000,000 and (iii) provided for the necessary administrative amendments to reflect the change in administrative and collateral agent from Deutsche Bank AG New York Branch (“Deutsche Bank”) to Goldman pursuant to that certain Agent Resignation and Appointment, dated as of July 31, 2017, among the Borrower, Holdings, Goldman, Deutsche Bank and the Required Lenders (as defined in the Credit Agreement).

On August 2, 2017, we entered into a further amendment to the Credit Agreement (“Amendment No. 5”) that (i) amended the applicable rates to 1.75% per annum, in the case of base rate term loans, and 2.75% per annum, in the case of LIBOR term loans, (ii) reduced the base rate floor to 1.00% from 2.00% and LIBOR floor to 0.00% from 1.00% and (iii) reset the 1% premium on the repricing of the term loans under the Credit Agreement for a period of six months. The interest rate per annum applicable to the term loans is based on, at our election, (i) LIBOR plus 2.75% or base rate (as defined in the Credit Agreement) plus 1.75%. We expect to pay interest based on LIBOR plus 2.75% for the term loans.

Certain of the agents and lenders party to Amendment No. 4 and Amendment No. 5, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

The foregoing descriptions of Amendment No. 4 and Amendment No. 5 do not purport to be complete and are qualified in their entirety by reference to the text of such documents, which will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Item 2.02	Results of Operations and Financial Condition.

On August 3, 2017, we reported our second quarter 2017 results. Our second quarter 2017 results are discussed in detail in the press release attached hereto as Exhibit 99.1.

A live audiocast of the earnings presentation for the second quarter 2017 and accompanying slides will be available via the Investors section of our website.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by Travelport Worldwide Limited under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated August 3, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED
By:	/s/ Rochelle Boas
Rochelle Boas Senior Vice President, Legal & Corporate Secretary

Date: August 3, 2017

TRAVELPORT WORLDWIDE LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated August 3, 2017 (July 31, 2017)

EXHIBIT INDEX

99.1	Press Release dated August 3, 2017.